As filed with the Securities and Exchange Commission on August 8, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

 FORMFACTOR, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3711155
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

7005 Southfront Road
Livermore, California 94551
(925) 290-4000
(Address of Principal Executive Offices)
Employee Stock Purchase Plan
(Full Title of the Plan)

Christy Robertson
General Counsel and Secretary
FormFactor, Inc.
7005 Southfront Road
Livermore, California 94551
(925) 290-4000

Copy to:
Steven J. Boender
Stoel Rives LLP
760 SW Ninth Ave, Suite 3000
Portland, Oregon 97205
(Name, address and telephone number, including area code, of agents for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E on Form S-8, this Registration Statement is being filed for the purpose of registering an additional 2,500,000 shares of common stock of FormFactor, Inc. (the “Registrant”) issuable pursuant to the Registrant’s amended and restated Employee Stock Purchase Plan, effective as of May 19, 2023 and incorporated by reference hereto. These additional shares of common stock are securities of the same class and relate to the same employee benefit plan (as amended from time to time) as other securities for which registration statements on Form S-8 have been filed with the Securities and Exchange Commission on July 30, 2018 (File No. 333-226432), May 15, 2012 (File No. 333-181450), February 21, 2012 (File No. 333-179589), February 17, 2011 (File No. 333-172318), February 24, 2010 (File No. 333-165058), February 27, 2009 (File No. 333-157610), February 27, 2008 (File No. 333-149411), December 20, 2007 (File No. 333-148198), December 1, 2006 (File No. 333-139074), June 17, 2005 (File No. 333-125918), May 4, 2004 (File No. 333-115137) and June 12, 2003 (File No. 333-106043), the contents of which are hereby incorporated by reference. These additional shares of common stock have become reserved for issuance as a result of the amendment and restatement of the Registrant’s Employee Stock Purchase Plan effective as of May 19, 2023.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Commission on February 24, 2023, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(a)All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above (which for the avoidance of doubt shall except any portion of any current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions); and

(b)The description of the Registrant’s Common Stock which is contained in the Registrant’s Exchange Act Registration Statement on Form 8-A filed with the Commission on June 6, 2003 (Exchange Act File No. 000-50307), including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to any filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Stoel Rives LLP
23.1	Consent of Stoel Rives LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of this Form S-8).
99.1	Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement filed with the Commission on April 4, 2023 (File No. 000-50307)).
107.1	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livermore, State of California, on this 8th day of August, 2023.

FORMFACTOR, INC.

By:	/s/ Christy Robertson
	Name:	Christy Robertson
	Title:	General Counsel and Secretary

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Shai Shahar and Christy Robertson and each of them, his/her true and lawful attorneys-in-fact and agents with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes to this Registration Statement as such attorneys-in-fact and agents so acting deem appropriate, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done with respect to this Registration Statement, including amendments, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his/her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Principal Executive Officer:

/s/ Michael D. Slessor	Chief Executive Officer and Director	August 8, 2023
Michael D. Slessor	(Principal Executive Officer)

Principal Financial Officer and Principal Accounting Officer:

/s/ Shai Shahar	Chief Financial Officer	August 8, 2023
Shai Shahar	(Principal Financial Officer and Principal Accounting Officer)

/s/ Thomas St. Dennis	Chairperson of the Board of Directors	August 8, 2023
Thomas St. Dennis

/s/ Lothar Maier	Director	August 8, 2023
Lothar Maier

/s/ Rebeca Obregon-Jimenez	Director	August 8, 2023
Rebeca Obregon-Jimenez

/s/ Sheri Rhodes	Director	August 8, 2023
Sheri Rhodes

/s/ Kelley Steven-Waiss	Director	August 8, 2023
Kelley Steven-Waiss

/s/ Jorge Titinger	Director	August 8, 2023
Jorge Titinger		August 8, 2023

/s/ Brian White	Director
Brian White